EXHIBIT 10.31
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                              FOURTH AMENDMENT
                                     TO
        SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                     OF
                        URBAN SHOPPING CENTERS, L.P.


      This Fourth Amendment (this "Amendment") to the Second Amended and Restated Agreement of Limited Partnership, dated as of October 14, 1993 (as amended through the date hereof, the "Partnership Agreement"), of Urban Shopping Centers, L.P., an Illinois limited partnership (the "Partnership"), is made as of the 29th day of December, 1998 by Urban Shopping Centers, Inc., a Maryland corporation, as general partner (the "General Partner"), pursuant to the authority contained in Section 14.1.2.3 of the Partnership Agreement.

      WHEREAS, the Partnership is an Illinois limited partnership existing under the Illinois Revised Uniform Limited Partnership Act (the "Act") pursuant to the Partnership Agreement;

      WHEREAS, the General Partner is issuing Series B Preferred Shares (as defined in the amendment set forth in Section 1 below);

      WHEREAS, the General Partner will contribute the net proceeds of the issuance of the Series B Preferred Shares as a Capital Contribution to the Partnership;

      WHEREAS, Section 4.2.2 of the Partnership Agreement provides as follows:

      "The Partnership also may from time to time issue to the General Partner additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner, subject to Illinois law, including, without limitation, with respect to (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that (x) the additional Partnership Interests are issued in connection with an issuance of shares of the General Partner, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this
Section 4.2.2, and (y) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of the General Partner."

      WHEREAS, Section 14.1.2.3 of the Partnership Agreement provides that the General Partner shall have the power, without the consent of the Limited Partners, to amend the Partnership Agreement "to set forth the rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.2" of the Partnership Agreement; and

      WHEREAS, the General Partner desires to amend the Partnership Agreement to set forth the rights, powers, duties, and preferences of the General Partner as the holder of certain Partnership Interests, and the Partnership Units corresponding thereto, issued pursuant to Section 4.2.2 of the Partnership Agreement;


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      NOW, THEREFORE, pursuant to the authority contained in Section
14.1.2.3 of the Partnership Agreement, the General Partner hereby amends the Partnership Agreement as follows:

      1. AMENDMENT. Effective at (and subject to the occurrence of) the Effective Time (as defined in Section 2 below), Section 4.2 of the Partnership Agreement is hereby amended by adding the following new subsection 4.2.8 at the end of such Section:

            "4.2.8      PARTNERSHIP INTERESTS AND UNITS IN CONNECTION WITH
SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK.

            4.2.8.1 Pursuant to the provisions of, and upon the Capital Contribution called for by, Section 4.2.2, there are hereby from time to time issued to the General Partner additional Partnership Interests and, corresponding thereto, a number of Partnership Units (the "Series B Preferred Units") equal to the number of shares of Series B Cumulative Convertible Redeemable Preferred Stock of the General Partner, as classified and designated by Articles Supplementary (the "Articles Supplementary") filed with the Maryland State Department of Assessments and Taxation on December 24, 1998 (the "Series B Preferred Shares"), from time to time outstanding. The Series B Preferred Units shall have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, as further provided in Section
4.2.8.2 and Section 4.2.8.3 below and as shall be determined by the General Partner, subject to Illinois law, including, without limitation, with respect to (a) the allocations of items of Partnership income, gain, loss, deduction and credit, (b) the right to share in Partnership distributions and (c) the rights upon dissolution and liquidation of the Partnership, all such that the economic interests represented by the Series B Preferred Units are substantially similar to the designations, preferences and other rights of the Series B Preferred Shares. To the extent necessary to give effect to the preceding sentence, (i) the Series B Preferred Units shall have preference over other Partnership Units with respect to distributions of Available Cash as provided in clause (i) of Section 5.1, and (ii) the General Partner shall, with respect to the Series B Preferred Units, have priority over other Partners and Assignees as to profits, losses and distributions as authorized by Section 8.4; provided, however, that nothing contained in this Amendment shall be deemed to modify the preferences, rights, powers and duties of (i) the Class B Units as set forth in the Second Amendment to the Partnership Agreement, dated as of December 18, 1996 and (ii) the Series A Preferred Units as set forth in the Third Amendment to the Partnership Agreement, dated as of November 13, 1997.

            4.2.8.2 The General Partner shall be entitled to receive preferential distributions on the Series B Preferred Units corresponding to the dividends to which holders of the Series B Preferred Shares are entitled. As set forth in the Articles Supplementary, the dividends to which holders of Series B Preferred Shares are entitled are as follows (capitalized terms used in the following subsections (a) through (d) and not defined in this Amendment are used as defined in the Articles Supplementary):



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                  (a)   The holders of Series B Preferred Stock shall be
entitled to receive, when, as and if authorized and declared by the Board out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share equal to the greater of (i) the base dividend of $0.525 per quarter (the "Base Rate") or (ii) the cash dividends declared on the number of shares of Common Stock, or portion thereof, into which a share of Series B Preferred Stock would then be convertible, without regard to any time restrictions on the convertibility of the Series B Preferred Stock. The amount referred to in clause (ii) of this paragraph
(a) with respect to each succeeding Dividend Period shall be determined as of the applicable Dividend Payment Date by multiplying the number of shares of Common Stock, or portion thereof calculated to the fourth decimal point, into which a share of Series B Preferred Stock would then be convertible (without regard to any time restrictions on the convertibility of the Series B Preferred Stock) at the opening of business on such Dividend Payment Date (based on the Conversion Price then in effect) by the aggregate cash dividends payable or paid for such Dividend Period in respect of a share of Common Stock outstanding as of the record date for the dividend payable on the Common Stock for such Dividend Period. If (A) the Corporation pays a cash dividend on the Common Stock after the Dividend Payment Date for the corresponding Dividend Period and (B) the dividend on the Series B Preferred Stock for such Dividend Period calculated pursuant to clause (ii) of this paragraph (a), taking into account the Common Stock dividend referenced in clause (A), exceeds the dividend previously declared on the Series B Preferred Stock for such Dividend Period, the Corporation shall pay an additional dividend to the holders of the Series B Preferred Stock on the date that the Common Stock dividend referenced in clause (A) is paid, in an amount equal to the difference between the dividend calculated pursuant to clause (B) and the dividends previously declared on the Series B Preferred Stock with respect to such Dividend Period. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends are declared or there are funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record date as is fixed by the Board which shall be not more than 60 days prior to the corresponding Dividend Payment Date and, within such 60-day period, shall be the same date as the record date for the regular quarterly dividend payable on the Common Stock for such Dividend Period (or, if there is no such record date for the Common Stock, then such date as the Board may fix). Accumulated, accrued and unpaid dividends for any past Dividend Periods may be authorized or declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such record date as may be fixed by the Board which shall be not more than 45 days prior to the corresponding payment date.



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                  (b)   The amount of dividends payable per share of Series
B Preferred Stock for the Initial Dividend Period, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of a 360-day year of twelve 30-day months. Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends as herein provided on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

                  (c) So long as any of the Series B Preferred Stock is outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Parity Stock for any period unless all accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart for payment as provided above, all dividends declared on the Series B Preferred Stock and all dividends declared on any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series B Preferred Stock and on such Parity Stock.

                  (d) So long as any of the Series B Preferred Stock is outstanding, no dividends (other than dividends or distributions paid in, or options, warrants or rights to subscribe for or purchase, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Stock) directly or indirectly by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Junior Stock in respect thereof directly or indirectly by the Corporation unless in each case (i) all dividends (including all accumulated, accrued and unpaid dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to any Parity Stock and (ii) a sum sufficient for the payment thereof has been or contemporaneously is paid or set apart for payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to any Parity Stock.



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            4.2.8.3     Upon any liquidation, dissolution or winding up of
the Partnership, whether voluntary or involuntary, the General Partner shall be entitled to receive preferential distributions with respect to the Series B Preferred Units corresponding to the liquidation preference to which holders of the Series B Preferred Shares are entitled upon any liquidation, dissolution or winding up of the General Partner. As set forth in the Articles Supplementary, the liquidation preference to which holders of Series B Preferred Shares are entitled is as follows (capitalized terms used in the following subsections (a) and (b) and not defined in this Amendment are used as defined in the Articles Supplementary):

                  (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of Series B Preferred Stock shall be entitled to receive $32.32 per share of Series B Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, if any; but such holders shall not be entitled to any further payment. Until the holders of the Series B Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment shall be made to any holder of Junior Stock upon any liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or the proceeds thereof, distributable among the holders of Series B Preferred Stock are insufficient to pay in full such preferential amount and liquidating payments on any other class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other Parity Stock ratably in proportion to the respective amounts which would be payable on such Series B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.



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                  (b)   Upon any liquidation, dissolution or winding up of
the Corporation, after payment has been made in full to the holders of Series B Preferred Stock and any Parity Stock as provided in this Section 4.2.8.3, any other series or class of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock and any Parity Stock shall not be entitled to share therein.

                  (c) For purposes of this Section 4.2.8.3, (i) a consolidation or merger of the Corporation with or into one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation."

      2. EFFECTIVENESS. The amendment set forth in Section 1 shall become effective at the time of the first issuance of Series B Preferred Shares (the "Effective Time").

      3. CONTINUING EFFECTIVENESS. As herein amended, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

      4. GOVERNING LAW. This Amendment shall be governed by the internal laws of the State of Illinois.

      5. DEFINED TERMS. Capitalized terms used and not defined herein are used as defined in the Partnership Agreement.




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      IN WITNESS WHEREOF, the undersigned, the General Partner of the
Partnership, has executed this Amendment to the Partnership Agreement as of the date written above.

                                    URBAN SHOPPING CENTERS, INC.


                                    By:    /s/Michael Hilborn
                                           ------------------------------
                                           Michael Hilborn
                                           Senior Vice President